Exhibit 99.1

NASDAQ: ONB

oldnational.com

FOR IMMEDIATE RELEASE

October 31, 2016

Contacts:

Media:

Kathy A. Schoettlin – (812) 465-7269

Executive Vice President – Communications

Financial Community:

Lynell J. Walton – (812) 464-1366

Senior Vice President – Investor Relations

Old National’s 3rd quarter results highlighted by continued loan growth and increase in tangible book value1

3RD QUARTER VS. 2ND QUARTER 2016 HIGHLIGHTS:

•	Earnings of $34.7 million, or $0.25 per common share

•	Loan growth of 4.1% annualized

•	Tangible book value[1] increase of 2.4%

•	Stable Core Net Interest Margin[1]

•	Decline in Noninterest Expenses

•	Successful conversion of Anchor BanCorp

•	Current dividend yield of 3.6%

[1]	Non-GAAP measures – refer to Tables 4 & 11 for Non-GAAP reconciliations

Evansville, Ind. (October 31, 2016) – Today Old National Bancorp (the “Company” or “Old National”) (NASDAQ: ONB) reported 3rd quarter 2016 net income of $34.7 million, or $0.25 per share. Included in the current quarter were pre-tax merger and integration charges of $5.5 million related to the recently completed partnership with Anchor BanCorp Wisconsin Inc. (“Anchor”). These quarterly results compare to net income of $39.1 million in the 2nd quarter of 2016 and $37.7 million recorded in the 3rd quarter of 2015. The 2nd quarter of 2016 contained $7.2 million in pre-tax merger and integration charges.

Also today, the Company announced its quarterly cash dividend of $0.13 per share. The dividend is payable December 15, 2016, to shareholders of record on December 1, 2016. For purposes of broker trading, the ex-date of the cash dividend is November 29, 2016.

“Our 3rd quarter results represent a continuation of several positive trends from previous quarters, including meaningful organic loan growth, increased tangible book value, well controlled operating expenses and strong credit metrics,” said Chairman and CEO Bob Jones. “The fact that we achieved these gains in a challenging, low-rate environment while also successfully completing the conversion of Anchor is a testament to our ability to execute our growth plan. We remain focused on improving efficiencies, as evidenced by our recent decision to consolidate an additional 15 banking centers in the 1st quarter of 2017.”

Committed to our Strategic Imperatives and 2016 Initiatives

Old National’s continued steady performance and strong credit and capital positions can be attributed to the Company’s unwavering commitment to the three strategic imperatives that have guided Old National for 11 years:

1. Strengthen the risk profile; 2. Enhance management discipline; and 3. Achieve consistent quality earnings.

Guided by these three strategic imperatives, Old National’s primary initiatives for 2016 are: 1. Continue to grow organic revenue; 2. Improve operating leverage; and 3. Prudent use of capital, all while maintaining a strong credit culture.

Grow Organic Revenue

Balance Sheet and Net Interest Margin

Total period-end loans, including loans held for sale, increased $90.9 million to $8.966 billion at September 30, 2016, from $8.875 billion at June 30, 2016. This increase represents a 4.1% annualized growth rate. Old National’s new Wisconsin region, the Louisville, Kentucky market, including the Company’s new Lexington office, and the Western Kentucky region all experienced nice growth in their loan portfolios during the 3rd quarter.

Total period-end core deposits, including demand and interest-bearing deposits, increased $208.9 million to $10.482 billion at September 30, 2016, compared to $10.273 billion at June 30, 2016.

For the 3rd quarter of 2016, net interest income totaled $107.8 million compared to $99.3 million in the 2nd quarter of 2016, and $97.1 million in the 3rd quarter of 2015. On a fully taxable equivalent basis, net interest income was $113.1 million for the 3rd quarter of 2016 and represented a net interest margin on total average earning assets of 3.60%. These results compare to net interest income on a fully taxable equivalent basis of $104.6 million and a margin of 3.57% in the 2nd quarter of 2016. In the 3rd quarter of 2015, Old National reported net interest income on a fully taxable equivalent basis of $102.1 million and a margin of 3.94%. Refer to Table 4 for Non-GAAP taxable equivalent reconciliations.

As part of net interest income, Old National recorded $15.9 million, or a 51 basis point contribution to net interest margin, from accretion income in the 3rd quarter of 2016 related to purchase accounting discounts from various acquisitions. Total accretion income in the 2nd quarter of 2016 and the 3rd quarter of 2015 reported by Old National was $14.2 million, or a 49 basis point net interest margin contribution, and $20.6 million, or an 80 basis point net interest margin contribution, respectively. Excluding accretion income, the core net interest margin was 3.09% in the 3rd quarter of 2016, compared to 3.08% in the 2nd quarter of 2016 and 3.14% in the 3rd quarter of 2015. Refer to Table 4 for Non-GAAP reconciliations.

Noninterest Income

Total noninterest income amounted to $47.2 million in the 3rd quarter of 2016 and compares to $93.4 million reported in the 2nd quarter of 2016 and $59.7 million in the 3rd quarter of 2015. Included in the 2nd quarter of 2016 was a $41.9 million pre-tax gain on the sale of ONB Insurance Group, Inc. Included in the 3rd quarter of 2015 was a $15.4 million gain relating to branch sales.

Improve Operating Leverage

For the 3rd quarter of 2016, Old National’s noninterest expenses totaled $108.1 million. Included in this total are $5.5 million in merger and integration charges related to the partnership with Anchor. Noninterest expenses for the 2nd quarter of 2016 were $121.5 million and for the 3rd quarter of 2015 were $102.6 million. Items impacting noninterest expenses for the 2nd quarter of 2016 include foundation/community support, branch consolidation and severance expenses totaling $6.2 million, as well as merger and integration charges of $7.2 million. As of September 30, 2016, Old National has 201 branches throughout its franchise.

Prudent Use of Capital

Old National’s capital position remained well above regulatory guideline minimums at September 30, 2016, with regulatory tier 1 and total risk-based capital ratios of 11.9% and 12.5%, respectively, compared to 11.8% and 12.4% at June 30, 2016, and 12.5% and 13.2% at September 30, 2015. Old National did not repurchase any stock in the open market during the 3rd quarter of 2016.

The following table presents Old National’s risk-based and leverage ratios compared to industry requirements:

Table 1	Fully Phased-In Regulatory Guidelines Minimum	Consolidated ONB at September 30, 2016
Tier 1 Risk-Based Capital Ratio	> 8.5%	11.9%
Total Risk-Based Capital Ratio	> 10.5%	12.5%
Common Equity Tier 1 Capital Ratio	> 7.0%	11.8%
Tier 1 Leverage Capital Ratio	> 4.0%	8.4%

Old National’s ratio of tangible common equity to tangible assets was 8.13% at September 30, 2016, compared to 8.10% at June 30, 2016, and 7.56% at September 30, 2015. Refer to Table 11 for Non-GAAP reconciliations.

Maintain a Strong Credit Culture

In the 3rd quarter of 2016, Old National recorded provision expense of $1.3 million and had net charge-offs of $1.6 million. These results compare to $1.3 million in provision expense and net charge-offs of $0.2 million, and provision expense of $0.2 million and net recoveries of $0.9 million, in the 2nd quarter of 2016 and the 3rd quarter of 2015, respectively. Net charge-offs for the 3rd quarter of 2016 were 0.07% of average total loans on an annualized basis, compared to net charge-offs of 0.01% of average total loans in the 2nd quarter of 2016 and net recoveries of 0.05% of average total loans in the 3rd quarter of 2015.

Old National continues to report low delinquencies, with 30+ day delinquent loans of 0.36% in the 3rd quarter of 2016 compared to 0.34% in the 2nd quarter of 2016. Old National’s 90+ day delinquent loans for the 3rd quarter were near zero compared to 0.01% in the 2nd quarter of 2016.

At September 30, 2016, Old National’s allowance for loan losses was $51.5 million, or 0.58% of total loans, compared to an allowance of $51.8 million, or 0.59% of total loans at June 30, 2016, and $51.2 million, or 0.75% of total loans, at September 30, 2015. The coverage ratio (allowance to non-performing loans) stood at 31% at September 30, 2016, compared to 30% at June 30, 2016, and 33% at September 30, 2015.

In accordance with current accounting practices, the loans acquired from Anchor are recorded at fair value with no allowance recorded at the acquisition date. When considering both the allowance for loan losses plus the purchase accounting marks, Old National believes it remains appropriately reserved, as demonstrated by the table below.

Table 2 – At September 30, 2016 ($ in millions)	ONB Excluding Anchor[1]	Anchor	ONB Consolidated
Allowance for Loan Losses (ALLL)	$51.5	$0.0	$51.5
Remaining Loan Discount	78.8	65.5	144.3
Total ALLL + Remaining Loan Discount	$130.3	$65.5	$195.8
Pre-Discount Loan Balance	$7,469.8	$1,579.5	$9,049.3
ALLL/Pre-Discount Loan Balance	0.69%	0.0%	0.57%
Mark/Pre-Discount Loan Balance	1.05%	4.15%	1.59%
Combined ALLL & Discount/Pre-Discount Loan Balance	1.74%	4.15%	2.16%

[1]	Includes discount on loans acquired through previous partnerships.

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

Table 3 ($ in millions)	3Q16 ONB Excluding Anchor	3Q16 Anchor	3Q16 ONB Consolidated	2Q16	3Q15
Non-Performing Loans (NPLs)	$130.7	$34.6	$165.3	$174.2	$154.8
Problem Loans (Including NPLs)	194.2	39.3	233.5	250.2	252.4
Special Mention Loans	109.1	16.7	125.8	106.9	141.2
Net Charge-Off (Recoveries) Ratio	0.06%	0.1%	0.07%	0.01%	(0.05)%
Provision for Loan Losses	$0.8	$0.5	$1.3	$1.3	$0.2
Allowance for Loan Losses	51.5	0.0	51.5	51.8	51.2

About Old National

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest financial services holding company headquartered in Indiana. With $14.7 billion in assets, it ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients. Today, Old National’s footprint includes Indiana, Kentucky, Michigan and Wisconsin. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investments and brokerage services. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. Central Time on Monday, October 31, 2016, to discuss 3rd quarter 2016 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central Time on October 31 through November 14. To access the replay, dial 1-855-859-2056, Conference ID Code 93788114.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Table 4 – Non-GAAP Reconciliations-Core Net Interest Margin

($ in millions)	3Q16	2Q16	3Q15
Net Interest Income	$107.8	$99.3	$97.1
Taxable Equivalent Adjustment	5.3	5.3	5.0
Net Interest Income – Taxable Equivalent	$113.1	$104.6	$102.1
Less Accretion[1]	15.9	14.2	20.6
Core Net Interest Income – Taxable Equivalent Less Accretion	$97.2	$90.4	$81.5
Average Earning Assets	$12,575.5	$11,726.4	$10,364.7
Core Net Interest Margin – Fully Taxable Equivalent	3.09%	3.08%	3.14%

[1]	Accretion related to purchase accounting discounts on acquired loan portfolios.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the recently completed mergers might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan (including integrating the recently completed merger with Anchor Bancorp Wisconsin Inc.); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this press release and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

TABLE 5

Financial Highlights

($ and shares in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Income Statement
Net interest income	$107,803	$99,340	$97,104	$292,786	$280,194
Provision for loan losses	1,306	1,319	167	2,716	2,439
Noninterest income	47,243	93,385	59,744	190,079	170,018
Noninterest expense	108,062	121,472	102,617	327,889	328,463
Net income	34,709	39,122	37,669	100,808	84,731
Per Common Share Data (Diluted)
Net income available to common shareholders	$0.25	$0.31	$0.33	$0.80	$0.73
Average diluted shares outstanding	135,011	127,973	115,153	125,839	116,800
Book value	13.59	13.42	12.89	13.59	12.89
Stock price	14.06	12.53	13.93	14.06	13.93
Dividend payout ratio	52%	42%	36%	49%	49%
Tangible common book value (1)	8.43	8.23	7.45	8.43	7.45
Performance Ratios
Return on average assets	0.96%	1.16%	1.26%	1.01%	0.95%
Return on average common equity	7.62%	9.22%	10.27%	8.03%	7.63%
Net interest margin (FTE)	3.60%	3.57%	3.94%	3.56%	3.80%
Efficiency ratio (2)	66.05%	60.22%	61.97%	64.50%	69.38%
Net charge-offs (recoveries) to average loans	0.07%	0.01%	-0.05%	0.06%	-0.02%
Allowance for loan losses to ending loans	0.58%	0.59%	0.75%	0.58%	0.75%
Non-performing loans to ending loans	1.86%	1.97%	2.26%	1.86%	2.26%
Balance Sheet
Total loans	$8,904,985	$8,830,158	$6,847,898	$8,904,985	$6,847,898
Total assets	14,703,071	14,420,262	11,913,786	14,703,071	11,913,786
Total deposits	10,646,708	10,451,602	8,621,325	10,646,708	8,621,325
Total borrowed funds	2,023,099	1,935,555	1,593,843	2,023,099	1,593,843
Total shareholders’ equity	1,834,457	1,811,117	1,476,002	1,834,457	1,476,002
Capital Ratios (1)
Risk-based capital ratios (EOP):
Tier 1 common equity	11.8%	11.6%	12.1%	11.8%	12.1%
Tier 1	11.9%	11.8%	12.5%	11.9%	12.5%
Total	12.5%	12.4%	13.2%	12.5%	13.2%
Leverage ratio (to average assets)	8.4%	8.9%	8.4%	9.2%	8.4%
Total equity to assets (averages)	12.60%	12.56%	12.30%	12.59%	12.42%
Tangible common equity to tangible assets	8.13%	8.10%	7.56%	8.13%	7.56%
Nonfinancial Data
Full-time equivalent employees	2,910	2,919	2,675	2,910	2,675
Number of branches	201	206	164	201	164

(1)	See non-GAAP measures on Table 11.
(2)	Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions. This presentation excludes intangible amortization and net securities gains, as is common in other company releases, and better aligns with true operating performance.

FTE - Fully taxable equivalent basis                EOP - End of period actual balances

TABLE 6

Income Statement

($ and shares in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Interest income	$119,713	$110,243	$105,671	325,285	$304,229
Less: interest expense	11,910	10,903	8,567	32,499	24,035

Net interest income	107,803	99,340	97,104	292,786	280,194
Provision for loan losses	1,306	1,319	167	2,716	2,439

Net interest income after provision for loan losses	106,497	98,021	96,937	290,070	277,755
Wealth management fees	8,572	9,355	8,290	26,048	26,253
Service charges on deposit accounts	11,054	10,437	11,010	31,130	33,333
Debit card and ATM fees	4,330	4,471	3,887	12,586	17,694
Mortgage banking revenue	7,718	5,203	3,170	15,841	10,395
Insurance premiums and commissions	132	7,122	9,938	20,375	32,223
Investment product fees	5,038	4,724	4,427	13,667	13,549
Company-owned life insurance	2,163	2,080	2,195	6,281	6,540
Change in Indemnification Asset	—	888	(6,582)	233	(9,091)
Other income	6,517	5,415	7,122	17,356	19,539
Net gain on sale of ONB Insurance Group, Inc.	—	41,864	—	41,864	—
Net gain on branch divestitures	—	—	15,355	—	15,355
Gains (losses) on sales of securities	1,647	1,856	861	4,609	4,056
Gains (losses) on derivatives	72	(30)	71	89	172

Total noninterest income	47,243	93,385	59,744	190,079	170,018
Salaries and employee benefits	60,861	62,715	58,151	180,548	187,093
Occupancy	12,944	13,568	13,009	39,356	41,443
Equipment	3,564	3,316	2,977	9,773	10,327
Marketing	3,528	5,111	2,727	11,125	8,641
Data processing	8,242	8,676	6,622	24,041	21,289
Communication	2,755	2,535	2,301	7,154	7,480
Professional fees	3,252	5,181	2,435	11,801	8,948
Loan expenses	2,213	2,123	1,420	5,669	4,562
Supplies	799	598	445	1,980	1,710
FDIC assessment	2,149	2,030	1,733	6,098	5,590
Other real estate owned expense	728	2,099	584	3,251	2,221
Intangible amortization	3,233	3,365	2,872	9,245	8,930
Other expense	3,794	10,155	7,341	17,848	20,229

Total noninterest expense	108,062	121,472	102,617	327,889	328,463
Income before income taxes	45,678	69,934	54,064	152,260	119,310
Income tax expense	10,969	30,812	16,395	51,452	34,579

Net income	$34,709	$39,122	$37,669	$100,808	$84,731

Diluted Earnings Per Share
Net income	$0.25	$0.31	$0.33	$0.80	$0.73
Average Common Shares Outstanding
Basic	134,492	127,508	114,590	125,366	116,272
Diluted	135,011	127,973	115,153	125,839	116,800
Common shares outstanding at end of period	134,985	135,005	114,523	134,985	114,523

TABLE 7

Balance Sheet

($ in thousands)

	September 30,	June 30,	September 30,
	2016	2016	2015
Assets
Federal Reserve Bank account	$31,634	$56,433	$10,901
Money market investments	4,513	5,514	4,590
Investments:
Treasury and government sponsored agencies	622,726	694,264	797,713
Mortgage-backed securities	1,495,683	1,349,805	1,154,134
States and political subdivisions	1,148,147	1,128,700	1,079,678
Other securities	449,614	437,669	429,392

Total investments	3,716,170	3,610,438	3,460,917

Loans held for sale	60,465	44,422	18,783
Loans:
Commercial	1,836,380	1,893,700	1,740,394
Commercial and agriculture real estate	3,092,575	2,943,525	1,845,889
Consumer:
Home equity	481,995	473,550	362,055
Other consumer loans	1,388,803	1,419,613	1,145,232

Subtotal of commercial and consumer loans	6,799,753	6,730,388	5,093,570
Residential real estate	2,105,232	2,099,770	1,640,289
Covered loans	—	—	114,039

Total loans	8,904,985	8,830,158	6,847,898

Total earning assets	12,717,767	12,546,965	10,343,089

Allowance for loan losses	(51,547)	(51,804)	(51,226)
Nonearning Assets:
Cash and due from banks	224,893	205,973	157,919
Premises and equipment	333,266	231,656	130,341
Goodwill and intangible assets	696,128	699,760	622,758
Company-owned life insurance	351,431	350,193	339,352
Net deferred tax assets	169,466	179,448	117,374
Loan servicing rights	25,920	25,756	10,283
FDIC Indemnification Asset	—	—	8,905
Other real estate owned	23,719	24,254	13,705
Other assets	212,028	208,061	221,286

Total nonearning assets	2,036,851	1,925,101	1,621,923

Total assets	$14,703,071	$14,420,262	$11,913,786

Liabilities and Equity
Noninterest-bearing demand deposits	$2,944,331	$2,883,917	$2,388,854
NOW accounts	2,486,190	2,456,963	2,001,077
Savings accounts	2,963,637	2,616,365	2,201,066
Money market accounts	687,895	1,015,336	1,043,135
Other time deposits	1,400,068	1,300,611	926,982

Total core deposits	10,482,121	10,273,192	8,561,114
Brokered CD’s	164,587	178,410	60,211

Total deposits	10,646,708	10,451,602	8,621,325
Short-term borrowings	422,924	567,659	474,894
Other borrowings	1,600,175	1,367,896	1,118,949

Total borrowed funds	2,023,099	1,935,555	1,593,843
Accrued expenses and other liabilities	198,807	221,988	222,616

Total liabilities	12,868,614	12,609,145	10,437,784
Common stock, surplus, and retained earnings	1,853,286	1,834,734	1,510,382
Other comprehensive income	(18,829)	(23,617)	(34,380)

Total shareholders’ equity	1,834,457	1,811,117	1,476,002

Total liabilities and shareholders’ equity	$14,703,071	$14,420,262	$11,913,786

TABLE 8

Average Balance Sheet and Interest Rates

($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Fed Funds sold, resell agr, Fed Reserve Bank account, and money market	$21,923	$23	0.42%	$23,604	$21	0.36%	$33,215	$4	0.05%
Investments:
Treasury and gov’t sponsored agencies	671,295	3,390	2.02%	738,642	3,586	1.94%	820,424	3,926	1.91%
Mortgage-backed securities	1,414,753	6,353	1.80%	1,209,231	5,562	1.84%	1,123,701	5,179	1.84%
States and political subdivisions	1,139,983	13,329	4.68%	1,117,367	13,207	4.73%	1,052,494	12,610	4.79%
Other securities	446,870	2,566	2.30%	434,089	2,119	1.98%	440,588	2,773	2.52%

Total investments	3,672,901	25,638	2.79%	3,499,329	24,474	2.80%	3,437,207	24,488	2.85%

Loans:
Commercial (2)	1,861,906	18,268	3.84%	1,825,627	17,709	3.84%	1,765,028	20,106	4.46%
Commercial and agriculture real estate (2)	2,975,029	41,906	5.51%	2,589,342	35,273	5.39%	1,856,893	34,303	7.23%
Consumer:
Home equity (2)	483,678	4,895	4.03%	454,581	6,586	5.83%	433,517	4,230	3.87%
Other consumer loans (2)	1,404,947	11,960	3.39%	1,344,288	11,438	3.42%	1,140,330	9,976	3.47%

Subtotal commercial and consumer loans	6,725,560	77,029	4.56%	6,213,838	71,006	4.60%	5,195,768	68,615	5.24%
Residential real estate loans (2)	2,155,070	22,343	4.14%	1,989,612	20,009	4.03%	1,698,501	17,529	4.13%

Total loans (2)	8,880,630	99,372	4.41%	8,203,450	91,015	4.42%	6,894,269	86,144	4.93%

Total earning assets	$12,575,454	$125,033	3.94%	$11,726,383	$115,510	3.93%	$10,364,691	$110,636	4.22%

Less: Allowance for loan losses	(52,809)			(51,269)			(51,418)
Non-Earning Assets:
Cash and due from banks	$204,991			$187,974			$168,229
Other assets	1,721,772			1,655,720			1,444,911

Total assets	14,449,408			$13,518,808			$11,926,413

Interest-Bearing Liabilities:
NOW accounts	$2,461,799	$456	0.07%	$2,416,761	$405	0.07%	$2,099,658	$148	0.03%
Savings accounts	2,708,307	962	0.14%	2,492,202	843	0.14%	2,278,466	797	0.14%
Money market accounts	936,232	326	0.14%	861,791	282	0.13%	607,060	104	0.07%
Other time deposits	1,352,876	2,704	0.79%	1,175,435	2,367	0.81%	973,729	2,351	0.96%

Total interest-bearing deposits	7,459,214	4,448	0.24%	6,946,189	3,897	0.23%	5,958,913	3,400	0.23%
Brokered CD’s	174,375	371	0.85%	174,338	357	0.82%	43,201	74	0.68%

Total interest-bearing deposits and CD’s	7,633,589	4,819	0.25%	7,120,527	4,254	0.24%	6,002,114	3,474	0.23%

Short-term borrowings	484,505	324	0.27%	528,437	410	0.31%	527,368	141	0.11%
Other borrowings	1,398,475	6,767	1.92%	1,251,712	6,239	2.00%	1,230,541	4,952	1.59%

Total borrowed funds	1,882,980	7,091	1.50%	1,780,149	6,649	1.50%	1,757,909	5,093	1.15%

Total interest-bearing liabilities	$9,516,569	$11,910	0.50%	$8,900,676	$10,903	0.49%	$7,760,023	$8,567	0.44%

Noninterest-Bearing Liabilities
Demand deposits	2,895,945			2,725,417			2,500,495
Other liabilities	215,620			195,091			199,218
Shareholders’ equity	1,821,274			1,697,624			1,466,677

Total liabilities and shareholders’ equity	$14,449,408			$13,518,808			$11,926,413

Net interest rate spread			3.44%			3.44%			3.78%
Net interest margin (FTE)			3.60%			3.57%			3.94%
FTE adjustment		$5,320			$5,267			$4,965

(1)	Interest income is reflected on a fully taxable equivalent basis (FTE).
(2)	Includes loans held for sale.

TABLE 9

Average Balance Sheet and Interest Rates

($ in Thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2016			September 30, 2015
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate
Fed Funds sold, resell agr, Fed Reserve Bank account, and money market	$29,979	$93	0.42%	$26,103	$18	0.09%
Investments:
Treasury and gov’t sponsored agencies	713,285	10,454	1.95%	849,697	12,423	1.95%
Mortgage-backed securities	1,225,528	16,992	1.85%	1,138,591	15,289	1.79%
States and political subdivisions	1,120,344	39,545	4.71%	1,002,100	36,227	4.82%
Other securities	436,466	7,522	2.33%	448,893	8,267	2.46%

Total investments	3,495,623	74,513	2.85%	3,439,281	72,206	2.80%

Loans:
Commercial (2)	1,823,223	53,138	3.83%	1,747,199	59,039	4.46%
Commercial and agriculture real estate (2)	2,488,888	105,217	5.55%	1,862,351	90,741	6.43%
Consumer:
Home equity (2)	450,805	15,759	4.67%	444,814	13,262	3.99%
Other consumer loans (2)	1,320,386	33,078	3.35%	1,099,912	29,622	3.60%

Subtotal commercial and consumer loans	6,083,302	207,192	4.55%	5,154,276	192,664	5.00%
Residential real estate loans (2)	1,939,148	59,274	4.08%	1,726,006	53,721	4.15%

Total loans (2)	8,022,450	266,466	4.40%	6,880,282	246,385	4.75%

Total earning assets	$11,548,052	$341,072	3.92%	$10,345,666	$318,609	4.08%

Less: Allowance for loan losses	(52,054)			(49,817)
Non-Earning Assets:
Cash and due from banks	$186,506			$178,366
Other assets	1,612,410			1,447,875

Total assets	$13,294,914			$11,922,090

Interest-bearing Liabilities:
NOW accounts	$2,331,596	$1,099	0.06%	$2,192,440	$469	0.03%
Savings accounts	2,475,739	2,585	0.14%	2,330,265	2,415	0.14%
Money market accounts	784,057	698	0.12%	626,498	313	0.07%
Other time deposits	1,147,969	7,184	0.84%	1,032,254	7,148	0.93%

Total interest-bearing deposits	6,739,361	11,566	0.23%	6,181,457	10,345	0.22%
Brokered CD’s	158,724	1,000	0.84%	56,076	223	0.53%

Total interest-bearing deposits and CD’s	6,898,085	12,566	0.24%	6,237,533	10,568	0.23%

Short-term borrowings	486,447	916	0.25%	483,076	349	0.10%
Other borrowings	1,341,940	19,017	1.89%	1,016,361	13,118	1.73%

Total borrowed funds	1,828,387	19,933	1.46%	1,499,437	13,467	1.20%

Total interest-bearing liabilities	$8,726,472	$32,499	0.50%	$7,736,970	$24,035	0.42%

Noninterest-Bearing Liabilities
Demand deposits	2,698,873			2,506,414
Other liabilities	195,078			198,398
Shareholders’ equity	1,674,491			1,480,308

Total liabilities and shareholders’ equity	$13,294,914			$11,922,090

Net interest rate spread			3.42%			3.66%
Net interest margin (FTE)			3.56%			3.80%
FTE adjustment		$15,787			$14,380

(1)	Interest income is reflected on a fully taxable equivalent basis (FTE).
(2)	Includes loans held for sale.

TABLE 10

Asset Quality (EOP)

($ in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Beginning allowance for loan losses	$51,804	$50,700	$50,191	$52,233	$47,849
Provision for loan losses	1,306	1,319	167	2,716	2,439
Gross charge-offs	(4,519)	(2,677)	(2,508)	(11,138)	(8,524)
Gross recoveries	2,956	2,462	3,376	7,736	9,462

Net (charge-offs) recoveries	(1,563)	(215)	868	(3,402)	938

Ending allowance for loan losses	$51,547	$51,804	$51,226	$51,547	$51,226

Net charge-offs (recoveries) / average loans (1)	0.07%	0.01%	-0.05%	0.06%	-0.02%
Average loans outstanding (1)	$8,865,400	$8,191,544	$6,791,601	$8,012,299	$6,711,061
EOP loans outstanding (1)	$8,904,985	$8,830,158	$6,847,898	$8,904,985	$6,847,898
Allowance for loan losses / EOP loans (1)	0.58%	0.59%	0.75%	0.58%	0.75%
Underperforming Assets:
Loans 90 Days and over (still accruing)	$443	$670	$569	$443	$569
Non-performing loans:
Nonaccrual loans (2)	151,484	160,340	140,664	151,484	140,664
Renegotiated loans	13,860	13,904	14,121	13,860	14,121

Total non-performing loans	165,344	174,244	154,785	165,344	154,785

Foreclosed properties	23,719	24,254	13,705	23,719	13,705

Total underperforming assets	$189,506	$199,168	$169,059	$189,506	$169,059

Classified loans - “problem loans”	$233,469	$250,214	$252,397	$233,469	$252,397
Other classified assets	6,634	6,392	11,310	6,634	11,310
Criticized loans - “special mention loans”	125,840	106,886	141,187	125,840	141,187

Total classified and criticized assets	$365,943	$363,492	$404,894	$365,943	$404,894

Non-performing loans / EOP loans (1)	1.86%	1.97%	2.26%	1.86%	2.26%
Allowance to non-performing loans (3)	31%	30%	33%	31%	33%
Under-performing assets / EOP loans (1)	2.13%	2.26%	2.47%	2.13%	2.47%
EOP total assets	$14,703,071	$14,420,262	$11,913,786	$14,703,071	$11,913,786
Under-performing assets / EOP assets	1.29%	1.38%	1.42%	1.29%	1.42%

EOP - End of period actual balances

(1)	Excludes loans held for sale.
(2)	Includes renegotiated loans totaling $29.9 million at September 30, 2016, $38.1 million at June 30, 2016 and $38.6 million at September 30, 2015.
(3)	Includes acquired loans that were recorded at fair value in accordance with ASC 805 at the date of acquisition. As such, the credit risk was incorporated in the fair value recorded and no allowance for loan losses was recorded on the acquisition date.

TABLE 11

Non-GAAP Measures

($ in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Actual End of Period Balances
GAAP shareholders’ equity	$1,834,457	$1,811,117	$1,476,002	$1,834,457	$1,476,002
Deduct:
Goodwill	655,210	655,523	584,634	655,210	584,634
Intangibles	40,918	44,237	38,124	40,918	38,124

	696,128	699,760	622,758	696,128	622,758

Tangible shareholders’ equity	$1,138,329	$1,111,357	$853,244	$1,138,329	$853,244

Actual End of Period Balances
GAAP assets	$14,703,071	$14,420,262	$11,913,786	$14,703,071	$11,913,786
Add:
Trust overdrafts	47	337	127	47	127
Deduct:
Goodwill	655,210	655,523	584,634	655,210	584,634
Intangibles	40,918	44,237	38,124	40,918	38,124

	696,128	699,760	622,758	696,128	622,758

Tangible assets	$14,006,990	$13,720,839	$11,291,155	$14,006,990	$11,291,155

Risk-weighted assets	$9,703,233	$9,624,966	$7,597,349	$9,703,233	$7,597,349

GAAP net income	$34,709	$39,122	$37,669	$100,808	$84,731
Add:
Intangible amortization (net of tax)	3,213	3,171	2,596	8,788	8,071

Tangible net income	$37,922	$42,293	$40,265	$109,596	$92,802

Tangible Ratios
Return on tangible common equity	13.33%	15.22%	18.88%	12.84%	14.50%
Return on tangible assets	1.08%	1.23%	1.43%	1.04%	1.10%
Tangible common equity to tangible assets	8.13%	8.10%	7.56%	8.13%	7.56%
Tangible common equity to risk-weighted assets	11.73%	11.55%	11.23%	11.73%	11.23%
Tangible common book value (1)	8.43	8.23	7.45	8.43	7.45

Tangible common equity presentation includes other comprehensive income as is common in other company releases.
(1) Tangible common shareholders’ equity divided by common shares issued and outstanding at period-end.

Tier 1 capital	$1,156,274	$1,134,978	$950,915	$1,156,274	$950,915
Deduct:
Trust Preferred Securities	45,000	45,000	45,000	45,000	45,000
Additional Tier 1 capital deductions	(30,466)	(30,760)	(11,392)	(30,466)	(11,392)

	14,534	14,240	33,608	14,534	33,608

Tier 1 common equity	$1,141,740	$1,120,738	$917,307	$1,141,740	$917,307

Risk-weighted assets	9,703,233	9,624,966	7,597,349	9,703,233	7,597,349
Tier 1 common equity to risk-weighted assets	11.77%	11.64%	12.07%	11.77%	12.07%